                                                                   EXHIBIT 25(f)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                             WELLS FARGO & COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                          13-2553920
     (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


     420 MONTGOMERY STREET
     SAN FRANCISCO, CALIFORNIA                         94163
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


                      GUARANTEE OF PREFERRED SECURITIES OF
                             WELLS FARGO CAPITAL II
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         --------------------
         INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         ------------------------------
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 14th day of November, 1996.


              THE FIRST NATIONAL BANK OF CHICAGO,
              TRUSTEE

              By /s/ John R. Prendiville
                     John R. Prendiville
                     Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                 November 14, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of a Guarantee Agreement between Wells Fargo & Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By   /s/ John R. Prendiville
                                          John R. Prendiville
                                          Vice President

                                   EXHIBIT 7

Legal Title of Bank:                  The First National Bank of Chicago     Call Date: 06/30/96  ST-BK:  17-1630 FFIEC 031
Address:                              One First National Plaza, Ste 0460                                          Page RC-1
City, State  Zip:                     Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                  C400        less
                                                                           DOLLAR AMOUNTS IN                  ------------    than -
                                                                               THOUSANDS              RCFD    BIL MIL THOU    ------
                                                                           ---------------------      ----    ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1).............                            0081       3,572,641    1.a.
     b. Interest-bearing balances(2)......................................                            0071       6,958,367    1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)........                            1754               0    2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)......                            1773       1,448,974    2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold................................................                            0276       5,020,878    3.a.
     b. Securities purchased under agreements to resell...................                            0277         918,688    3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
        RC-C).............................................................  RCFD 2122 19,125,160                             4.a.
     b. LESS: Allowance for loan and lease losses.........................  RCFD 3123    379,232                             4.b.
     c. LESS: Allocated transfer risk reserve.............................  RCFD 3128          0                             4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)..............................                             2125      18,745,928    4.d.
5.   Assets held in trading accounts......................................                             3545       9,599,172    5.
6.   Premises and fixed assets (including capitalized leases).............                             2145         623,289    6.
7.   Other real estate owned (from Schedule RC-M).........................                             2150           8,927    7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).......................................                             2130          57,280    8.
9.   Customers' liability to this bank on acceptances outstanding.........                             2155         632,259    9.
10.  Intangible assets (from Schedule RC-M)...............................                             2143         156,715   10.
11.  Other assets (from Schedule RC-F)....................................                             2160       1,592,088   11.
12.  Total assets (sum of items 1 through 11).............................                             2170      49,335,206   12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

                                                                                             DOLLAR AMOUNTS IN

                                                                            THOUSANDS                   BIL MIL THOU
                                                                       -------------------              ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)................................                        ROCN 2200     16,878,870   13.a.
        (1) Noninterest-bearing(1).................................   RCON 6631  7,855,880                            13.a.(1)
        (2) Interest-bearing.......................................   RCON 6636  9,022,990                            13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II).........................                        RCFN 2200     12,677,057   13.b.
        (1) Noninterest bearing....................................   RCFN 6631    766,936                            13.b.(1)
        (2) Interest-bearing.......................................   RCFN 6636 11,910,121                            13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased....................................                        RCFD  0278     1,318,968   14.a.
     b. Securities sold under agreements to repurchase.............                        RCFD  0279     1,197,589   14.b.
15.  a. Demand notes issued to the U.S. Treasury...................                        RCON  2840       104,546   15.a.
     b. Trading Liabilities........................................                        RCFD  3548     6,431,784   15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less.................                        RCFD  2332     4,437,636   16.a.
     b. With original maturity of more than one year...............                        RCFD  2333        75,308   16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases........................................................                        RCFD  2910       283,041   17.
18.  Bank's liability on acceptance executed and outstanding.......                        RCFD  2920       632,259   18.
19.  Subordinated notes and debentures.............................                        RCFD  3200     1,275,000   19.
20.  Other liabilities (from Schedule RC-G)........................                        RCFD  2930       892,947   20.
21.  Total liabilities (sum of items 13 through 20)................                        RCFD  2948    46,205,005   21.
22.  Limited-Life preferred stock and related surplus..............                        RCFD  3282             0   22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................                        RCFD  3838             0   23.
24.  Common stock..................................................                        RCFD  3230       200,858   24.
25.  Surplus (exclude all surplus related to preferred stock)......                        RCFD  3839     2,349,164   25.
26.  a. Undivided profits and capital reserves.....................                        RCFD  3632       584,878   26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.................................................                        RCFD  8434        (3,951)  26.b.
27.  Cumulative foreign currency translation adjustments...........                        RCFD  3284          (748)  27.
28.  Total equity capital (sum of items 23 through 27).............                        RCFD  3210     3,130,201   28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).........................                        RCFD  3300    49,335,206   29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

                                                                   Number
     auditors as of any date during 1995................RCFD 6724..N/A     M.1.

1 =  Independent audit of the bank conducted in accordance           4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank             authority.
2 =  Independent audit of the bank's parent holding company           5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing              auditors
     standards by a certified public accounting firm which            6 =  Compilation of the bank's financial statement by external
     submits a report on the consolidated holding company                  auditors
     (but not on the bank separately                                  7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                  8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.